UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2005

NorthWestern Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-692	46-0172280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 S. Dakota Avenue Sioux Falls, South Dakota		57104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (605) 978-2908

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

On July 19-20, 2005, Dr. E. Linn Draper, Jr., the Chairman of the Board, Michael J. Hanson, the president and chief executive officer, and other members of management of NorthWestern Corporation (the “Company”) will be meeting with certain stockholders of the Company and will make a presentation to such stockholders and other attendees relating to the Company’s Board of Directors’ rationale for its decision to reject an unsolicited proposal by Montana Public Power, Inc. (MPPI), a nonprofit corporation, to acquire all the stock of the Company.  A copy of the slide presentation that Dr. Draper and Mr. Hanson will use in making their remarks is being furnished pursuant to Regulation FD as Exhibit 99.1 to this Current Report on Form 8-K and is herein incorporated by reference.  The slide presentation shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.  Furthermore, the slide presentation shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except as set forth with respect thereto in any such filing.

Item 9.01               Financial Statements and Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Slide Presentation of NorthWestern Corporation dated July 19, 2005

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWestern Corporation

By:	/s/ Thomas J. Knapp
Thomas J. Knapp
General Counsel

Date:  July 19, 2005

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Slide Presentation of NorthWestern Corporation dated July 19, 2005

* filed herewith